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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 International Employee Stock Purchase Plan, As Amended, and the French Employee Savings Plan of Business Objects, S.A. of our report dated January 23, 1998, with respect to the consolidated financial statements and schedule of Business Objects, S.A. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

New York, New York
October 9, 1998